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                                                                   EXHIBIT 23.1


                       [Letterhead of Ryder Scott Company]


As independent petroleum engineers, we hereby consent to the reference in this Form 10-K of Apache Offshore Investment Partnership to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Offshore Investment Partnership as of January 1, 1998.


                                                   /s/ Ryder Scott Company
                                                   /s/ Petroleum Engineers

                                                   Ryder Scott Company
                                                   Petroleum Engineers


Houston, Texas
March 18, 1998